ASSIGNMENT OF OIL & GAS LEASE

This Assignment of Oil & Gas Lease is made and entered into this 1st- day ofOctober, 2008, by and between MARK A. CORNELL and BARBARA CORNELL, husband and wife, 706 Mount Olivet Road, Bowling Green, KY 42101, and JOHN W. ROBBINS, an unmarried person, 596 Sand Hill Road, Peterborough, NH 03458 (hereinafter referred to as "Assignors") and PHOENIX ENERGY RESOURCE COPORATION, a Nevada Corporation, whose address is 1001 Bayhill Drive, 2nd Floor, Suite 200, San Bruno, CA 94066, (hereinafter referred to as "Assignee").

WITNESSETH, NOWTHEREFORE, for and in consideration of the sum of TEN DOLLARS ($10.00) cash in hand paid, the receipt of which is hereby acknowledged and other good and valuable consideration, Mark A. Cornell and Barbara Cornell, husband and wife, and John W. Robbins, an unmarried person, Assignors, do hereby grant, sale, transfer, and assign unto Phoenix Energy Resource Corporation, Assignee, its successors and assigns, all of their right, title and interest in and to the following described oil and gas lease and the oil and gas wells, including any renewals, extensions and amendments thereof, as more particularly described as follows:
SEE ATTACHED EXHIBIT A

This assignment is made subject to the terms and conditions of the aforementioned lease and assignment and the Assignors covenant to the Assignee, its successors and assigns, that they are the lawful owners of the lease and/or assignment, and the rights and interests there under, and that they have good right and authority to sale, convey and assign the same.

TO HAVE AND TO HOLD unto said Assignee, its successors and assigns, subject to the terms and conditions of the subject lease and assignment.

IN TESTIMONY WHEREOF, the Assignors, Mark Cornell and Barbara Cornell, husband and wife, and John W. Robbins, an unmarried person, have executed the foregoing assignment on the day and date first above written. ASSIGNORS:

Barbara Cornell

COMMONWEALTH OF KENTUCKY      )

)

COUNTY OF WARREN)

SUBSCRIBE, SWORN TO AND ACKNOWLEDGED before me by, Mark A. Cornell and Barbara Cornell, husband and wife, on this the /1 day of October, 2008.

                   NOTARY PUBLIC - STATE AT LARGE
                    Mv Commission Expires: QCl
                    :    June 29.20/V;     J
                    STATE OF NEW HAMPSHIRE

COUNTY

SUBSCRIBE, SWORN TO AND ACKNOWLEDGED before me by, John W. Robbins, an unmarried person on this the      / day ofOctober, 2008.

 - STATE AT LARGE My Commission Expires: ^ -,-J(5~ ~<

D. BaiTfe/walton
LANPHEAR ^WALTON, P.L.L.C.
P.O. Box 128
Bowling Green, KY 42102-0128
(270) 843-5500

DEIDREA.McGRATH-FISCHER
NOTARY PUBLIC My Commission Expires June 25,2013

EXHIBIT A

An oil and gas lease from John Means and Patty Means, husband and wife, to Mark A. Cornell and John W. Robbins, dated April 14,2008 and recorded in Lease Book 50, Page 526, in the Allen County Clerk's Office. (Lessors' source deed is recorded in Deed Book 145, Page 293 containing 130 acres, more or less)

An oil and gas lease from Babs Adams and Julie Steinheimer, to Mark A. Cornell and John W. Robbins, dated April 14,2008 and recorded in Lease Book 50, Page 530, in the Allen County Clerk's Office. (Lessors' source deed is recorded in Deed Book 238, Page 539 containing 83 acres, more or less)

An oil and gas lease from Babs Adams to Mark A. Cornell and John W. Robbins dated April 14,2008 and recorded in Lease Book 50, Page 532, in the Alien County Clerk's Office. (Lessor's source deed is recorded in Deed Book 232, Page 347 containing 45 acres, more or less)